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                                                                    Exhibit 10.1

                  STOCK PURCHASE AGREEMENT AND SHARE EXCHANGE

     This Stock Purchase Agreement ("Agreement") is made and entered into as of the 10/th/ day of May, 2000, by and among Sierra Nevada Advisors, Inc. ("Shareholder"), a Nevada Corporation, as Seller and Flexxtech Holdings, Inc. ("Flexxtech"), a Nevada Corporation, as Buyer. Collectively, the Shareholder and Note Holder and Flexxtech are referred to as "Parties", and sometimes individually referred to as "Party".

     WHEREAS, the Shareholder owns One Million Five Hundred Thousand (1,500,000) shares of the common stock of Infinite Networks, Inc. (OTC: INCZ), a Nevada Corporation, and desires to sell such shares to Flexxtech on the terms and subject to the conditions contained herein: and,

     WHEREAS, Flexxtech desires to purchase in a share exchange, One Million Five Hundred Thousand (1,500,000) shares of common stock of Infinite Networks, Inc. on the terms and subject to the conditions contained herein.

     NOW, THEREFORE, for and in consideration of the premises and the mutual promises made herein and in consideration of the representations and conditions set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:


               SALE AND PURCHASE OF THE INFINITE NETWORKS SHARES
               -------------------------------------------------

     1.1  Sale and Purchase of the Infinite Network shares. Subject to the terms
          ------------------------------------------------
          and conditions of this Agreement, the Shareholder hereby agrees to sell to Flexxtech and Flexxtech agrees to purchase from the Shareholder, the Infinite Networks shares.
     1.2  Purchase Price and Share Exchange. The purchase price ("Purchase
          ---------------------------------
          Price") for the Infinite Networks shares shall be the sum of Three Hundred and Seventy Five Thousand ($375,000). The Purchase Price shall be paid in shares of common stock in Flexxtech Corporation in the amount of 1,500,000 shares. This transaction shall be a tax-free exchange.


                                  ARTICLE II
                                  ----------

                                    CLOSING
                                    -------

     2.1  The Closing. The Closing date is the date of execution of this
          -----------
          Agreement, May 10, 2000.
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                                  ARTICLE III
                                  -----------

                           MISCELLANEOUS PROVISIONS
                           ------------------------


     3.1  Effectiveness. This Agreement shall be effective and binding when
          -------------
          signed by all parties hereto.
     3.2  Governing Law. This Agreement and the rights and obligations of any
          -------------
          party hereto shall be governed by the substantive laws of the State of Nevada.
     3.3  Prevailing Party Clause. In the event of any litigation arising as a
          -----------------------
          result of breach of this Agreement or failure to perform hereunder or failure of any representation herein, the party or parties prevailing in such dispute shall be entitled to collect the costs of such dispute, including reasonable attorneys' fees or costs, from the party prevailing.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and the year first above written.

                                                  FLEXXTECH HOLDINGS, INC.


Date: _____________                               By: __________________________
                                                  Brian G. Kulhanjian, President


                                                  SHAREHOLDER:
                                                  SIERRA NEVADA ADVISORS, INC.

Date: _____________                               By: __________________________